Exhibit 10.34(E)
October 6, 2017

Celgene Corporation
86 Morris Avenue
Summit, NJ 07901
Attention: Robert Hershberg, MD, PhD, Executive Vice President Business Development and Global Alliances

Re: Consent Under Section 2.2.8 of the License Agreement by and among Celgene Corporation, Celgene Switzerland LLC (together with Celgene Corporation, “Celgene”), and Juno Therapeutics, Inc. (“Juno”), dated as of April 22, 2016 (“License Agreement”)

Dear Rob:

I am writing with respect to our discussions regarding Celgene’s conduct of certain U.S. Development activities with respect to the PLATFORM study for the JCAR017 product (the “Licensed Product”) to be conducted under Protocol # JCAR017-BCM-002 entitled “An Exploratory Phase 1/2A Trial to Evaluate the Safety and Efficacy JCAR017 Combinations in Subjects with Relapsed/Refractory B-Cell Malignancies (PLATFORM)” under the License Agreement (“Celgene U.S. Development Activities”). Any capitalized terms not defined in this letter agreement shall have the meaning provided in the License Agreement or the Amended and Restated Master Research and Collaboration Agreement among Juno, Celgene Corporation and Celgene Switzerland LLC (as successor-in-interest to Celgene RIVOT Ltd.) dated as of August 13, 2015 (“MRCA”), as applicable, unless otherwise specified.

Juno hereby consents to Celgene’s conduct of Development activities in the U.S. for the Licensed Product, subject to Celgene’s agreement to this letter (including Appendix A).

Juno has agreed that Celgene may begin the negotiation process with applicable clinical sites that may be involved in conducting the Celgene U.S. Development Activities. Celgene and Juno have pre-negotiated certain language for the individual site Master Clinical Study Agreement (“MCSAs”) Individual Clinical Study Agreements (“ICSAs”) and Clinical Study Agreements (“CSAs”) with the US Sites selected to participate in PLATFORM study (hereinafter referred to as “PLATFORM Template Language”).  In addition, Celgene and Juno have agreed that Celgene may, without obtaining further approval from Juno in writing, utilize the language used in site-specific apheresis agreements that Juno has previously executed with the selected sites in the PLATFORM agreement negotiations.  Should any site propose modifications to [***] of the PLATFORM Template Language or to [***] of the PLATFORM Template Language, Celgene will obtain Juno’s written consent to such modification.  Juno’s right to comment on or consent to modifications of the PLATFORM Template Language and/or Appendix C specifically excludes [***]. Furthermore, Juno shall have the right to approve in writing [***] to be used in connection with the Celgene U.S. Development Activities prior to [***]. With respect Juno’s right to review and consent to modifications as provided herein, such consent shall not be unreasonably delayed or withheld.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Please sign where indicated below to acknowledge and agree to the foregoing.

Sincerely,

/s/ Hans Bishop
Hans Bishop
President & CEO
Juno Therapeutics, Inc.

Acknowledged and agreed:

Celgene Corporation

/s/ Robert Hershberg
Signature

Robert Hershberg
Name

EVP/BD
Title

02 NOV 2017
Date

Celgene Switzerland LLC

/s/ Kevin Mello
Signature

KEVIN MELLO
Name

MANAGER
Title

11/2/17
Date

Cc:     Celgene Corporation, General Counsel
David Schulman and Thomas Rayski, Dechert LLP
Bob Koenig and Judith Hasko, Latham & Watkins LLP

Appendix A
Conditions to Juno’s Consent under Section 2.2.8 of the License Agreement

•
The current License Development Plan shall be deemed to include: (a) the Celgene U.S. Development Activities identified in the JCAR017 Book of Work that was reviewed and approved by the JSC on June 19, 2017; and (b) the Responsible, Accountable, Consulted and Informed (RACI) spreadsheet specific to Protocol # JCAR017-BCM-002 dated June 14, 2017 as updated through mutual agreement in writing from time to time.

•
Juno will fund all of the costs of the Celgene U.S. Development Activities, which costs are not currently expected to exceed [***] million. The Parties shall discuss in good faith and must mutually agree (unless any such additional amounts are required to be incurred under applicable law) on any increases to this anticipated budget, such additional amount to be paid either [***]. Celgene has, and will have, [***]; provided that Celgene (together with its Affiliates and its sublicensees [***]) will have the [***]. Celgene will have right to [***] to the Additional Study conducted under Protocol # JCAR017-BCM-002 as the Non-Proposing Party under the terms of [***]; provided that, notwithstanding anything to the contrary in [***], if Celgene [***] prior to first patient dosing in the Additional Study conducted under Protocol # JCAR017-BCM-002, Celgene will [***] be obligated to [***].

•
Notwithstanding anything to the contrary in the MRCA or the License Agreement, Celgene will hold the IND for Licensed Product for the Clinical Trial that is part of the Celgene U.S. Development Activities. Upon Juno’s request to transfer such IND to Juno, the Parties will discuss in good faith a prompt and efficient transfer of such IND to Juno and operational support by Celgene in connection with activities related to the IND after any such transfer.

•	Within [***] days after the effective date of this letter agreement, Celgene and Juno shall amend the Pharmacovigilance Agreement to reflect the Celgene U.S. Development Activities.

•
Celgene acknowledges and agrees that any agreement between Celgene and its U.S. clinical sites participating in the Celgene U.S. Development Activities and that allocates ownership and rights to inventions arising under such agreement: (i) only allocates ownership and rights to such inventions as between Celgene and such site; and (ii) does not impact Juno’s and Celgene’s ownership or rights to such inventions under the MRCA or License Agreement, which such ownership and rights to such inventions shall continue to be governed under the MRCA or License Agreement, as applicable.

•
Celgene shall indemnify, defend and hold harmless the Juno Indemnitees, from and against any and all Damages to the extent arising out of or relating to, directly or indirectly, [***]; provided that Celgene shall have no obligation to indemnify, defend and hold harmless the Juno Indemnitees under this clause from or against any Damages arising out of or relating to, directly or indirectly, [***]; it being understood and agreed that this clause shall not include any amounts that [***], and, in each case, provided further that, such indemnity shall not apply to the extent Juno has an indemnification obligation pursuant to Sections 8.2(a) and (b) of the License Agreement for such Damage.

•
If Celgene terminates the License Agreement pursuant to Section 9.2 of the License Agreement before the completion of the Celgene U.S. Development Activities, or if Juno terminates the License Agreement pursuant to any of Sections 9.3 through 9.6 of the License Agreement before the completion of the Celgene U.S. Development Activities, then: (i) Celgene shall be responsible, at its expense, for the wind-down, if any, of the Celgene U.S. Development Activities for the Licensed Product (including any Clinical Trials for the applicable Licensed Product being conducted by or on behalf of Celgene); and (ii) promptly after the completion of any such wind-down, Celgene shall transfer and assign to Juno the IND for the Licensed Product and all clinical data and materials generated in the course of performing the Celgene U.S. Development Activities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•
Subject to the second bullet point above in this Appendix A, Celgene acknowledges and agrees that with respect to all materials (including biological specimens and supplies of Licensed Product) arising from the conduct of the Additional Study under Protocol # JCAR017-BCM-002 pursuant to the License Agreement, Juno will be deemed to be the License Transferring Party and all data arising from the conduct of the study under Protocol # JCAR017-BCM-002 pursuant to the License Agreement, will be deemed to be Juno Licensed Product Data.

•
This letter agreement amends the terms of the License Agreement and is deemed incorporated into the License Agreement. Except as expressly amended by this letter agreement, the terms and conditions of the License Agreement remain in full force and effect.

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